Click here for a printer-friendly version of this document

Preliminary Term Sheet

Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2007-OA1 Trust

$ [1,031,355,100]

WaMu Asset Acceptance Corp.

Depositor

Washington Mutual Mortgage Securities Corp.

Seller

Washington Mutual Bank

Servicer

Countrywide Home Loans, Inc.

Servicer

LaSalle Bank National Association

Trustee

January [10], 2007

Closing Date	January 26, 2007
Investor Settlement Date	January 26, 2007
First Distribution Date	February 26, 2007
Cut-Off Date	January 01, 2007

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus we will provide you. You may obtain a copy of the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS JANUARY 1, 2007.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Washington Mutual Mortgage Pass-Through Certificates,
WMALT Series 2007-OA1 Trust

$[ 1,031,355,100]

Description of Certificates

	Principal/ Notional Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type

Expected Ratings S&P/Moody’s

1A	$ 271,160,000	4.00/4.33	1-126/1-478	Variable (3)	Senior	AAA/Aaa
2A	$ 469,897,000	4.00/4.33	1-126/1-478	Variable (4)	Senior	AAA/Aaa
CA-1B	$ 92,632,000	4.00/4.33	1-126/1-478	Variable (5)	Senior Mezz	AAA/Aaa
CA-1C	$ 92,633,000	4.00/4.33	1-126/1-478	Variable (6)	Senior Mezz	AAA/Aaa
R	$ 100				Senior/Residual	AAA/Aaa
CX-1	$ 183,295,869			Variable (7)	Senior IO/PO	AAA/Aaa
CX-2-PPP	$ 872,343,598			Variable (7)	Senior IO/PO/ Prepayment Penalty	AAA/Aaa
B-1	$ 23,753,000	7.07/7.85	17-126/17-478	Variable (8)	Subordinate	AA+/Aa1
B-2	$ 21,112,000	7.07/7.85	17-126/17-478	Variable (8)	Subordinate	AA/Aa1
B-3	$ 7,917,000	7.07/7.85	17-126/17-478	Variable (8)	Subordinate	AA-/Aa1
B-4	$ 10,556,000	7.07/7.85	17-126/17-478	Variable (8)	Subordinate	A+/Aa1
B-5	$ 7,917,000	7.07/7.85	17-126/17-478	Variable (8)	Subordinate	A/Aa2
B-6	$ 5,278,000	7.07/7.85	17-126/17-478	Variable (8)	Subordinate	A-/Aa3
B-7	$ 5,278,000	7.07/7.85	17-126/17-478	Variable (8)	Subordinate	BBB+/A1
B-8	$ 5,278,000	7.07/7.85	17-126/17-478	Variable (8)	Subordinate	BBB/A1
B-9	$ 5,278,000	7.07/7.85	17-126/17-478	Variable (8)	Subordinate	BBB-/A2
B-10	$ 6,333,000	7.07/7.85	17-126/17-478	Variable (8)	Subordinate	BB+/Baa1
B-11	$ 6,333,000	7.07/7.85	17-126/17-478	Variable (8)	Subordinate	BB/Baa3
B-12	$ 4,222,000	Privately Offered Certificates			Subordinate	BB-/Ba2
B-13	$ 9,500,000				Subordinate	B/NR
B-14	$ 10,562,367				Subordinate	NR/NR

Total:         $1,055,639,467

    (1)     Distributions on the Class 1A and Class R Certificates will be derived primarily from a pool of conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA (each as defined herein) (the "Group 1 Mortgage Loans," such Mortgage Loans, "Loan Group 1"). The Group 1 Mortgage Loans will be divided into the following two subgroups: The Mortgage Loans in Subgroup 1-A (the “Subgroup 1-A Mortgage Loans”) are Group 1 Mortgage Loans that do not impose prepayment penalties. The Mortgage Loans in Subgroup 1-B (the “Subgroup 1-B Mortgage Loans”) are Group 1 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full for a period of [3] to [36] months from the date of origination of such Mortgage Loan.

Distributions on the Class 2A Certificates will be derived primarily from a pool of adjustable-rate mortgage loans indexed off of One-Year MTA and One-Month LIBOR (the "Group 2 Mortgage Loans," such Mortgage Loans, "Loan Group 2"). The Group 2 Mortgage Loans will be divided into the following two subgroups: The Mortgage Loans in Subgroup 2-A (the “Subgroup 2-A Mortgage Loans”) are Group 2 Mortgage Loans that do not impose prepayment penalties. The Mortgage Loans in Subgroup 2-B (the “Subgroup 2-B Mortgage Loans”) are Group 2 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full for a period of [3] to [36] months from the date of origination of such Mortgage Loan.

Distributions on the Class CX-1 Certificates will be derived primarily from the Subgroup 1-A and Subgroup 2-A Mortgage Loans.

Distributions on the Class CX-2-PPP Certificates will be derived primarily from the Subgroup 1-B and Subgroup 2-B Mortgage Loans.

Distributions on the Subordinate Certificates (as defined herein) will be derived primarily from the Group 1 and Group 2 Mortgage Loans.

Some Mortgage Loans are serviced by WMB (the "WMB Loans") and some Mortgage Loans are serviced by Countrywide (the "Countrywide Loans").

(2)     WAL and Payment Windows for the Class 1A, Class 2A, Class CA-1B, Class CA-1C and Senior Subordinate Certificates (as defined herein) are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the Class 1A Certificates will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap (as defined herein) for Loan Group 1. In addition, if on the initial Distribution Date the certificate interest rate for the Class 1A Certificates is equal to the Net WAC Cap for Loan Group 1, the Class 1A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts (as defined herein) from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(4)     On each Distribution Date, the certificate interest rate for the Class 2A Certificates will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap for Loan Group 2. In addition, if on the initial Distribution Date the certificate interest rate for the Class 2A Certificates is equal to the Net WAC Cap for Loan Group 2, the Class 2A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(5)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1B Certificates will be deemed to be comprised of two components (the "Class CA-1B Group 1 Component" and the "Class CA-1B Group 2 Component", each, a "Class CA-1B Component"). Each Class CA-1B Component will have a component principal balance representing a portion of the Class CA-1B principal balance. Interest will be payable with respect to each Class CA-1B Component. The initial principal balance of the Class CA-1B Group 1 Component and Class CA-1B Group 2 Component will be approximately $[33,895,000] and $[58,737,000], respectively.

On each Distribution Date, the certificate interest rate for the Class CA-1B Group 1 Component will be equal to the least of (i) London Interbank Offered Rate for one month US $ deposits (“LIBOR”) plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap (as defined herein) for Loan Group 1 and (iii) the Maximum Loan Group 1 Rate.  In addition, if on any Distribution Date the certificate interest rate for the Class CA-1B Group 1 Component is equal to the Adjusted Net WAC Cap for Loan Group 1, the Class CA-1B Group 1 Component may be entitled to receive, as interest, Carryover Shortfall Amounts (as defined herein) from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate for the Class CA-1B Group 2 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap (as defined herein) for Loan Group 2 and (iii) the Maximum Loan Group 2 Rate. In addition, if on the initial Distribution Date the certificate interest rate for the Class CA-1B Group 2 Component is equal to the Adjusted Net WAC Cap for Loan Group 2, the Class CA-1B Group 2 Component may be entitled to receive, as interest, Carryover Shortfall Amounts (as defined herein) from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(6)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1C Certificates will be deemed to be comprised of two components (the "Class CA-1C Group 1 Component" and the "Class CA-1C Group 2 Component", each, a "Class CA-1C Component"). Each Class CA-1C Component will have a component principal balance representing a portion of the Class CA-1C principal balance. Interest will be payable with respect to each Class CA-1C Component. The initial principal balance of the Class CA-1C Group 1 Component and Class CA-1C Group 2 Component will be approximately $[33,895,000] and $[58,738,000], respectively.

On each Distribution Date, the certificate interest rate on the Class CA-1C Group 1 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap (as defined herein) for Loan Group 1 and (iii) the Maximum Loan Group 1 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class CA-1C Group 1 Component is equal to the Adjusted Net WAC Cap for Loan Group 1, the Class CA-1C Group 1 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate on the Class CA-1C Group 2 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 2 and (iii) the Maximum Loan Group 2 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class CA-1C Group 2 Component is equal to the Adjusted Net WAC Cap for Loan Group 2, the Class CA-1C Group 2 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(7)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the Mortgage Loans (i) the Class CX-1 Certificates will be deemed to be comprised of two interest-only components (the “Class CX-1 Subgroup 1-A IO Component” and the “Class CX-1 Subgroup 2-A IO Component” each, a “Class X IO Component”) and two principal-only components (the "Class CX-1 Subgroup 1-A PO Component" and the "Class CX-1 Subgroup 2-A PO Component" each, a “Class X PO Component”) and (ii) the Class CX-2-PPP Certificates will be deemed to be comprised of two interest-only components (the “Class CX-2-PPP Subgroup 1-B IO Component” and the “Class CX-2-PPP Subgroup 2-B IO Component” each, a “Class X IO Component”) and two principal-only components (the "Class CX-2-PPP Subgroup 1-B PO Component" and the "Class CX-2-PPP Subgroup 2-B PO Component," each, a “Class X PO Component”). Interest, if any, will be payable with respect to each Class X IO Component. The Class X IO Components will not have a principal balance and principal will not be payable with respect to the Class X IO Components. Each Class X PO Component will have a principal balance which initially will equal zero. Interest will not accrue on any Class X PO Component. In the event that interest otherwise payable with respect to a Class X IO Component is reduced as a result of the allocation of net negative amortization (as described herein), the amount of such reduction will be added as principal to the related Class X PO Component balance.

The amount of interest available for distribution to the Class CX-1 Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this footnote (7), the sum of:

        (1)   interest associated with the Class CX-1 Subgroup 1-A IO Component, which is the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 1-A and the denominator of which is 12, and (ii) the Subgroup 1-A Balance (as defined herein) over

(y)   the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate (as defined herein) for Loan Group 1 and the denominator of which is 12, and (ii) the Subgroup 1-A Balance reduced by the principal balance of the Class CX-1 Subgroup 1-A PO Component; and

        (2)   interest associated with the Class CX-1 Subgroup 2-A IO Component, which is the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 2-A and the denominator of which is 12, and (ii) the Subgroup 2-A Balance (as defined herein) over

(y)   the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Subgroup 2-A Balance reduced by the principal balance of the Class CX-1 Subgroup 2-A PO Component;

provided, however, that if Loan Group 1 or Loan Group 2 is an Overcollateralized Group (as defined in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus), the amount of interest available for distribution to the Class CX-1 Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

The amount of interest available for distribution to the Class CX-2-PPP Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this footnote (7), the sum of:

        (1)   interest associated with the Class CX-2-PPP Subgroup 1-B IO Component, which is the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 1-B and the denominator of which is 12, and (ii) the Subgroup 1-B Balance (as defined herein) over

(y)   the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 1 and the denominator of which is 12, and (ii) the Subgroup 1-B Balance reduced by the principal balance of the Class CX-2-PPP Subgroup 1-B PO Component; and

        (2)   interest associated with the Class CX-2-PPP Subgroup 2-B IO Component, which is the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 2-B and the denominator of which is 12, and (ii) the Subgroup 2-B Balance (as defined herein) over

(y)   the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Subgroup 2-B Balance reduced by the principal balance of the Class CX-2-PPP Subgroup 2-B PO Component;

provided, however, that if Loan Group 1 or Loan Group 2 is an Overcollateralized Group (as defined in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus), the amount of interest available for distribution to the Class CX-2-PPP Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

Notwithstanding the foregoing, interest otherwise available for distribution to the Class CX-1 and Class CX-2-PPP Certificates on any Distribution Date may instead be distributed as Carryover Shortfall Amounts.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Notwithstanding the foregoing, if the aggregate amount of interest available for distribution to the Class CX-1 and CX-2-PPP Certificates on any Distribution Date, calculated as described above, is greater than the Aggregate Maximum Class CX Interest Amount (as defined herein), then the aggregate amount of interest available for distribution to the Class CX-1 and Class CX-2-PPP Certificates will be capped at the Aggregate Maximum Class CX Interest Amount, and the amount of interest accrued on each of the Class CX-1 Subgroup 1-A IO Component, Class CX-1 Subgroup 2-A IO Component, Class CX-2-PPP Subgroup 1-B IO Component and Class CX-2-PPP Subgroup 2-B IO Component, if such amount is positive, will equal its pro rata portion of the related Loan Group 1 Maximum Class CX Interest Amount or related Loan Group 2 Maximum Class CX Interest Amount, as applicable (pro rata according to such amount, calculated as described above without giving effect to this sentence).

Additionally, the Class CX-2-PPP Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 1 and Group 2 Mortgage Loan. See “The Class PPP Certificates” herein and the "Prepay Term (Months)" table herein for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms.

(8)     For each Distribution Date, the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Class B Adjusted Net WAC Cap (as defined herein) and (iii) the Maximum Class B Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 Class B-9, Class B-10 or Class B-11 Certificates is equal to the Class B Adjusted Net WAC Cap, such certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Transaction Summary

Depositor:	WaMu Asset Acceptance Corp. (“WAAC”).
Issuing Entity:	Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2007-OA1 Trust (the “Trust”)
Servicers:	Washington Mutual Bank (“WMB”) and Countrywide Home Loans, Inc. (“Countrywide”).
Sole Manager:	WaMu Capital Corp.
Trustee:	LaSalle Bank National Association.
Rating Agencies:	It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described herein.
Cut-off Date:	January 1, 2007.
Expected Pricing Date:	On or about January [11], 2007.
Closing Date:	On or about January [26], 2007.
Distribution Date:	The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in February 2007.
Servicing Fee for Subgroup 1-A Mortgage Loans that are WMB Loans:

For Subgroup 1-A Mortgage Loans that are WMB Loans, the greater of (i) 0.375% per annum of the principal balance of each such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.05]% per annum of the principal balance of such mortgage loan.

Servicing Fee for Subgroup 1-B Mortgage Loans that are WMB Loans With Prepayment Penalty Terms Up to 29 Months:

For Subgroup 1-B Mortgage Loans that are WMB Loans and have prepayment penalty terms between 1 and 29 months, the greater of (i) 0.375% per annum of the principal balance of such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.05]% per annum of the principal balance of such mortgage loan.

Servicing Fee for Subgroup 1-B Mortgage Loans that are WMB Loans With Prepayment Penalty Terms Greater Than 29 Months:

For Subgroup 1-B Mortgage Loans that are WMB Loans and have prepayment penalty terms greater than 29 months, the greater of (i) 0.375% per annum of the principal balance of such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [2.94]% per annum of the principal balance of such mortgage loan.

Servicing Fee for Subgroup 2-A Mortgage Loans that are WMB Loans With initial Fixed Rate period Of 1 Month:

The servicing fee for each Subgroup 2-A Mortgage Loan that is a WMB Loan and has an initial fixed rate period of 1 month will be calculated as a per annum percentage for each such mortgage loan. The servicing fee for each WM such mortgage loan will be the greater of (i) 0.375% per annum of the principal balance of such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.05]% per annum of the principal balance of such mortgage loan.

Servicing Fee for Subgroup 2-A Mortgage Loans that are WMB Loans With initial Fixed Rate period Greater Than 1 Month:	The servicing fee for each Subgroup 2-A Mortgage Loan that is a WMB Loan and has an initial fixed rate period greater 1 month will be 0.375%.
Servicing Fee for Subgroup 2-B Mortgage Loans that are WMB Loans With Prepayment Penalty Terms Up to 29 Months:

For Subgroup 2-B Mortgage Loans that are WMB Loans and have prepayment penalty terms between 2 and 29 months, the greater of (i) 0.375% per annum of the principal balance of such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.05]% per annum of the principal balance of such mortgage loan.

Servicing Fee for Subgroup 2-B Mortgage Loans that are WMB Loans With Prepayment Penalty Terms Greater Than 29 Months:

For Subgroup 2-B Mortgage Loans that are WMB Loans and have prepayment penalty terms greater than 30 months, the greater of (i) 0.375% per annum of the principal balance of such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [2.94]% per annum of the principal balance of such mortgage loan.

Servicing Fee for Mortgage Loans Serviced By Countrywide:

For Countrywide Loans 0.375% per annum of the principal balance of such mortgage loan, plus, in the case of certain mortgage loans with lender paid primary mortgage insurance, the amount of the applicable insurance premium.

See “Mortgage Loans Serviced By Countrywide” in this Preliminary Term Sheet for information regarding Countrywide’s obligations as servicer with respect to the Mortgage Loans serviced by Countrywide.
Certificates:

The “Senior Certificates” will consist of the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates (collectively, the “Class A Certificates”), the Class CX-1 and Class CX-2-PPP Certificates (collectively, the “Class X Certificates”) and Class R Certificates. The “Senior Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates. The “Junior Subordinate Certificates” will consist of the Class B-12, Class B-13 and Class B-14 Certificates. The Senior Subordinate Certificates and Junior Subordinate Certificates are collectively known as the “Subordinate Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.” The Senior Certificates and Senior Subordinate Certificates are being offered herein and are referred to herein as the “Offered Certificates”.

Registration:

Each class of Offered Certificates (other than Class R) will initially be represented by a single certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York.

Federal Tax Treatment:

It is anticipated that the Offered Certificates (other than the Class R Certificate and the portion of the Class CX-2-PPP Certificates that represents the right to receive certain prepayment penalties) will be treated as REMIC regular interests for federal tax income purposes, coupled in certain cases with a right to receive additional payments pursuant to a notional principal contract and with respect to the Class CX-1 and Class CX-2-PPP Certificates, with an obligation to make payments pursuant to a notional principal contract. The portion of the Class CX-2-PPP Certificates that represents a right to receive certain prepayment penalties will be treated as stripped interests in the related Mortgage Loans for federal income tax purposes, and will not represent an interest in any REMIC. The Class R Certificate will be treated as a REMIC residual interest for tax purposes.  The portion of the Class CX-2-PPP Certificates that represents a right to receive certain prepayment penalties will not represent an interest in any REMIC.

SMMEA Treatment:

The Class A, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, and Class B-6 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

ERISA Eligibility:

The Offered Certificates (other than the Class R) are expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  See "ERISA Considerations" in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus for additional information.

Optional Termination:

When the aggregate principal balance of the Group 1 and Group 2 Mortgage Loans has been reduced to less than 10% of that balance as of January 1, 2007, WMB, as servicer, may purchase all of the Group 1 and Group 2 Mortgage Loans (the “Optional Call Date”), which will cause the retirement of the certificates.

Accrued Interest:

The price to be paid by investors for the Class CA-1B, Class CA-1C and Subordinate Certificates will not include accrued interest (settling flat). The price to be paid by investors for the Class 1A, Class 2A and Class X Certificates will include [25] days of accrued interest.

Interest Accrual Period:

The interest accrual period for the Class CA-1B, Class CA-1C and Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis). The interest accrual period for the Class 1A, Class 2A and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

Pricing Prepayment Speed:	The Offered Certificates will be priced to a prepayment speed of 20% CPR.
Compensating Interest:

Compensating interest paid by WMB with respect to the Mortgage Loans in each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group, any reinvestment income realized by WMB relating to payoffs on such Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group.

See “Mortgage Loans Serviced By Countrywide” in this Preliminary Term Sheet for information regarding Countrywide’s obligations as servicer with respect to the Countrywide Loans.
Mortgage Loans:

As of January 1, 2007, the aggregate principal balance of the Mortgage Loans is approximately $[1,055,639,467]. As of January 1, 2007, the aggregate principal balance of the Subgroup 1-A Mortgage Loans, Subgroup 1-B Mortgage Loans, Subgroup 2-A Mortgage Loan and Subgroup 2-B Mortgage Loans is approximately $[25,179,353], $[361,089,380], $[158,116,515] and $[511,254,218], respectively.  The Group 1 and Group 2 Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 or 40 years.  As of January 1, 2007, WMB and Countrywide service approximately: [84.24]% and [15.76]% respectively, of the Group 1 Mortgage Loans, [83.85]% and [16.15]%, respectively, of the Group 2 Mortgage Loans, [84.47]% and [15.53]%, respectively, of the Subgroup 1-A Mortgage Loans, [100]% and [0]%, respectively, of the Subgroup 1-B Mortgage Loans, [82.72]% and [17.28]%, respectively, of the Subgroup 2-A Mortgage Loans and [99.87]% and [0.13]%,respectively, of the Subgroup 2-B Mortgage Loans,  and [79.70]% and [20.30]% respectively. The Group 1 Mortgage Loans are $[386,268,733] balance mortgage loans. The Group 2 Mortgage Loans are $[669,370,734] balance mortgage loans. As of January 1, 2007, the aggregate principal balance of the Group 1 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[361,089,379]. As of January 1, 2007, the aggregate principal balance of the Group 2 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[511,254,218]. All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of [1, 3 and 4] months) based upon an Index rate of the 12-month moving average of the monthly yield on United States Treasury Security adjusted to a constant maturity of one year (the “One-Year MTA”), the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available as of fifteen days before the applicable interest rate adjustment date (“One-Month LIBOR”).   After the initial fixed interest rate period, the interest rate for most Mortgage Loans will adjust monthly to equal the sum of the related Index and the gross margin. As of the Cut-off Date, approximately [0.00]% of the Mortgage Loans were still in their fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the Minimum Monthly Payment is set at origination and is adjusted on the first anniversary of the first due date and annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the “Minimum Monthly Payment”).  As of the date of this preliminary term sheet, the preliminary characteristics of the mortgage pool do not include any Mortgage Loans that have a Minimum Monthly Payment which will initially adjust 5 years after the related first Due Date, and after this initial 5 year period, will adjust annually thereafter, but such mortgage loans may be included in the final mortgage pool, the characteristics of which will be reflected in the prospectus supplement that will be prepared for this transaction. This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, and on the final payment adjustment date, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage – (either [110% or 115%]) of the original principal balance due to negative amortization (the “Negative Amortization Limit”), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Negative Amortization”). The amount of the Negative Amortization is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[1,055,639,468], subject to an increase or decrease of up to 10%. It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Originator Concentrations	Approx %
ALLIANCE BANCORP	[ 39.39]%
FIRST MAGNUS FINANCIAL	[ 19.31]%
COUNTRYWIDE HOME LOANS	[15.76]%
TOTAL	[74.46]%

See “Originator Disclosure” section.

Class CX-2-PPP Certificates:

With respect to each WMB Loan, (a) all prepayment penalty payments on such Mortgage Loans remitted to the Trust with respect to voluntary full prepayments that have prepayment penalties and (b) any amounts paid by WMB, as servicer, pursuant to the pooling agreement if WMB, as servicer, waives a penalty on a voluntary full prepayment of a WMB Loan other than in accordance with the standards set forth in the pooling agreement, or paid by Washington Mutual Mortgage Securities Corp. pursuant to the mortgage loan sale agreement if it breaches certain representations and warranties with respect to a WMB Loan that requires payment of a penalty on voluntary full prepayment (each an “Assigned Prepayment Penalty”) will be distributed to the holders of the Class CX-2-PPP Certificates in the following manner: on each Distribution Date the Class CX-2-PPP Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each WMB Loan in Subgroup 1-B and Subgroup 2-B that imposes a penalty on voluntary full prepayment of such Mortgage Loan.

The holders of the Class CX-2-PPP Certificates will not receive any prepayment penalty payment with respect to voluntary partial prepayments; each such payment will be retained by the WMB, as servicer, as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates. No prepayment penalty payments on any Countrywide Loan will be remitted to the Trust.  All such payments on Countrywide Loans will be retained by Countrywide and will not be payable to any class of certificates.

Some of the WMB Loans that impose penalties for voluntary full prepayments contain an exception for prepayments made in connection with a bona fide and arm’s length sale of the mortgaged property underlying the mortgage loan during a certain period following origination, or after a certain period following origination, as specified in the mortgage note or contain various other exceptions specified in the mortgage note, and therefore penalties are not imposed on such prepayments and are not available for distribution to the Class CX-2-PPP Certificates. In addition, prepayment penalties on WMB Loans may be waived by the servicer and, if waived in accordance with the terms of the pooling agreement, the amount of the waived penalty will not be available for distribution to the holders of the Class CX-2-PPP Certificates. Circumstances under which the servicer may waive a prepayment penalty include, among other circumstances set forth in the pooling agreement, (i) in some cases, for Mortgage Loans originated by WMB or an affiliate thereof, where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by WMB to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) in some cases, for Mortgage Loans originated by WMB or an affiliate thereof, with prepayment penalty terms greater than 12 months, where the mortgagor refinances the Mortgage Loan with a new mortgage loan originated and serviced by WMB, provided that 90 days or less remain in the prepayment penalty term or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization.  Moreover, regardless of the terms of the mortgage note, the WMB, as servicer, will not collect prepayment penalties after the third anniversary of the origination of any WMB Loan. WMB, as servicer, will also not collect prepayment penalties due to involuntary prepayments such as foreclosures.

Investors should conduct their own analysis of the effect, if any, that the payment of the Assigned Prepayment Penalties on the Class CX-2-PPP Certificates, or decisions by WMB, as servicer, with respect to waiver thereof, may have on the performance of such certificates.  General economic conditions and homeowner mobility will also affect the prepayment rate.

In addition, under circumstances described in the pooling agreement, the depositor or Washington Mutual Mortgage Securities Corp. may be required to repurchase Mortgage Loans from the Trust (or substitute new mortgage loans for those Mortgage Loans). The holders of the Class CX-2-PPP Certificates will not be entitled to any prepayment penalty paid, after the date of repurchase or substitution, on a Mortgage Loan that was repurchased from the Trust or substituted for.

See the "Prepay Term (Months)" table in this preliminary term sheet for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms. Generally, the WMB Loans with prepayment penalties provide for the payment of a penalty in connection with certain voluntary, full or partial prepayments made within a period of time specified in the related mortgage note and generally ranging from [[6 to [36] months] from the date of origination of such Mortgage Loan. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

Credit Enhancement:

Senior/subordinate, shifting interest structure. Credit enhancement for the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates will consist of the subordination of the Subordinate Certificates, initially [12.25]% total subordination (subject to the variance stated in the collateral profile).

Shifting Interest:

For each Distribution Date in or before January 2017, the Subordinate Certificates will be locked out from receipt of prepayments in full on a Mortgage Loan (each, a “Payoff”) and partial prepayments on a Mortgage Loan, including any amounts in excess of the Minimum Monthly Payment (each, a “Curtailment”) (net of Negative Amortization) (unless the Class Principal Balances of the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates and the Class X PO Components of the Class CX-1 and Class CX-2-PPP Certificates are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus), the Subordinate Certificates will receive their increasing portions of unscheduled principal payments (net of Negative Amortization).

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
February 2007 – January 2017	0% Pro Rata Share
February 2017 – January 2018	30% Pro Rata Share
February 2018 – January 2019	40% Pro Rata Share
February 2019 – January 2020	60% Pro Rata Share
February 2020 – January 2021	80% Pro Rata Share
February 2021 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus), (i) on or prior to the Distribution Date in January 2010, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%, the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization) on the Mortgage Loans or (ii) after the Distribution Date in January 2010, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments on the Mortgage Loans (net of Negative Amortization).

In the event the current aggregate principal balance of the related Class A Certificates and the Class X PO Components related to a loan group, divided by the Stated Principal Balance of the related Mortgage Loans (the “Senior Percentage”) exceeds the applicable initial Senior Percentage as of the Closing Date, the related Class A Certificates and related Class X PO Components will receive all Payoffs and Curtailments (net of Negative Amortization) for the related Mortgage Loans.

Stated Principal Balance:

The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination, and as increased by the amounts of any Negative Amortization with respect to that Mortgage Loan for all prior interest accrual periods.

Class Principal Balance:

The "Class Principal Balance" for any Distribution Date and for any class of certificates (other than the Class CA-1B and Class CA-1C Certificates) will equal the aggregate amount of principal to which such class or, in the case of the Class X Certificates, the related principal-only component, is entitled on the Closing Date, reduced by all distributions of principal to that class or component, as applicable, and all allocations of losses required to be borne by that class or component, as applicable, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that class or component, as applicable.

The "Class Principal Balance" for any Distribution Date and the Class CA-1B and Class CA-1C Certificates will equal the sum of the related Component Principal Balances, as applicable.
Component Principal Balance:

The "Component Principal Balance" for any Distribution Date and any Class CA-1B and Class CA-1C Component will equal the aggregate amount of principal to which that component is entitled on the Closing Date, reduced by all distributions of principal to that component, and all allocations of losses required to be borne by that component, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that component, as applicable.

Subordinate Component Balance:

The “Subordinate Component Balance” for either of Loan Group 1 or Loan Group 2 as of any date of determination will equal the product of (x) the aggregate Class Principal Balance of the Subordinate Certificates and (y) a fraction, the numerator of which is the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group over the aggregate Class Principal Balance or Component Balance of the Class A and Class X Certificates (or components thereof, as applicable) related to such loan group (and, in the case of Loan Group 1, the Class R Certificates) and the denominator of which is the sum of such excess amounts calculated for each loan group.

Net Mortgage Rate:	The "Net Mortgage Rate" with respect to each Mortgage Loan is equal to the excess, if any, of the mortgage interest rate over the servicing fee rate.
Net WAC Cap:

The “Net WAC Cap” for any Distribution Date and (i) Loan Group 1 is equal to the weighted average of the Net WAC Cap for Subgroup 1-A and Subgroup 1-B, (ii) Loan Group 2 is equal to the weighted average of the Net WAC Cap for Subgroup 2-A and Subgroup 2-B and (iii) Subgroup 1-A, Subgroup 2-A, Subgroup 1-B and Subgroup 2-B is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans; in each case, as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

Adjusted Net WAC Cap:	The “Adjusted Net WAC Cap” for any loan group or subgroup is equal to the related Net WAC Cap for such loan group or subgroup, adjusted on an actual/360 basis.
Class B Adjusted Net WAC Cap:

The “Class B Adjusted Net WAC Cap” is equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Adjusted Net WAC Cap for Loan Group 1 and (y) the Subordinate Component Balance for Loan Group 1 immediately before that Distribution Date and (ii) the product of (x) the Adjusted Net WAC Cap for Loan Group 2 and (y) the Subordinate Component Balance for Loan Group 2 immediately before that Distribution Date divided by (b) the sum of the Subordinate Component Balances for Loan Group 1 and Loan Group 2 immediately before that Distribution Date.

Maximum Class B Rate:

The "Maximum Class B Rate" is the Class B Adjusted Net WAC Cap modified as follows:  for purposes of calculating the Net WAC Cap, the lifetime maximum mortgage rate for each Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum Loan Group 1 Rate:

The "Maximum Loan Group 1 Rate" is the Adjusted Net WAC Cap for Loan Group 1 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum Loan Group 2 Rate:

The "Maximum Loan Group 2 Rate" is the Adjusted Net WAC Cap for Loan Group 2 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Loan Group 1 Balance Loan Group 2 Balance Subgroup 1-A Balance Subgroup 1-B Balance Subgroup 2-A Balance Subgroup 2-B Balance:

The "Loan Group 1 Balance", "Loan Group 2 Balance", “Subgroup 1-A Balance’’, “Subgroup 1-B Balance", “Subgroup 2-A Balance’’ and “Subgroup 2-B Balance" for any Distribution Date is the aggregate principal balance of the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Subgroup 1-A Mortgage Loans, Subgroup 1-B Mortgage Loans, Subgroup 2-A Mortgage Loans and Subgroup 2-B Mortgage Loans, respectively, as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

Aggregate Class CX Weighted Average Certificate Interest Rate:

The “Aggregate Class CX Weighted Average Certificate Interest Rate’’ for any Distribution Date is the weighted average (weighted according to Class Principal Balance or Component Principal Balance, as applicable) of the annual certificate interest rates on the Class 1A, Class 2A, Class CA-1B, Class CA-1C and Subordinate Certificates (or components thereof, as applicable) (each of which annual certificate interest rates, in the case of the Class CA-1B, Class CA-1C and Subordinate Certificates, will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30).

Aggregate Maximum Class CX Interest Amount:

The “Aggregate Maximum Class CX Interest Amount” for any Distribution Date is the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the weighted average of the Net WAC Cap for Loan Group 1 and Loan Group 2 and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and the Loan Group 2 Balance over (y) the product of (i) a fraction, the numerator of which is the Aggregate Class CX Weighted Average Certificate Interest Rate and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and the Loan Group 2 Balance reduced by the aggregate Class Principal Balance of the Class CX-1 and Class CX-2-PPP Certificates.

Loan Group 1 Maximum Class CX Interest Amount:

The “Loan Group 1 Maximum Class CX Interest Amount” for any Distribution Date is the lesser of (a) the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the Net WAC Cap for Loan Group 1 and the denominator of which is 12, and (ii) the Loan Group 1 Balance over (y) the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 1 and the denominator of which is 12, and (ii) the Loan Group 1 Balance reduced by the aggregate Component Principal Balance of the Class CX-1 Subgroup 1-A PO Component and the Class CX-2-PPP Subgroup 1-B PO Component, and (b) the Aggregate Maximum Class CX Interest Amount.

Loan Group 2 Maximum Class CX Interest Amount:

The “Loan Group 2 Maximum Class CX Interest Amount” for any Distribution Date is the lesser of (a) the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the Net WAC Cap for Loan Group 2 and the denominator of which is 12, and (ii) the Loan Group 2 Balance over (y) the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Loan Group 2 Balance reduced by the aggregate Component Principal Balance of the Class CX-1 Subgroup 2-A PO Component and Class CX-2-PPP Subgroup 2-B PO Component, and (b) the Aggregate Maximum Class CX Interest Amount.

Weighted Average Certificate Interest Rate:

The "Weighted Average Certificate Interest Rate" for any loan group for any Distribution Date is the weighted average of the annual certificate interest rates on the Class A and Subordinate Certificates (or components thereof, as applicable) related to such loan group (each of which annual certificate interest rates, in the case of the Class CA-1B, Class CA-1C and Subordinate Certificates (or components thereof, as applicable), will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30) (such rates weighted, (i) in the case of the Class A Certificates, according to the Class Principal Balance or Component Principal Balance thereof, as applicable, and (ii) in the case of the certificate interest rate on each class of Subordinate Certificates, according to the product of the Class Principal Balance thereof and a fraction, the numerator of which is the Subordinate Component Balance for such loan group and the denominator of which is the aggregate Class Principal Balance of all the Subordinate Certificates).

Carryover Shortfall Amount:

With respect to the Class 1A Certificates, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class 1A Certificates is greater than the Net WAC Cap for Loan Group 1, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (the "Carryover Shortfall Amount"). Other than the initial Distribution Date, the Class 1A Certificates will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

With respect to the Class 2A Certificates, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class 2A Certificates is greater than the Net WAC Cap for Loan Group 2, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (the "Carryover Shortfall Amount"). Other than the initial Distribution Date, the Class 2A Certificates will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

With respect to the Subordinate Certificates, Class CA-1B and Class CA-1C Group 1 and Group 2 Components, if, on any Distribution Date, LIBOR plus the related margin for the Class CA-1B and Class CA-1C Group 1 and Group 2 Components and Subordinate Certificates is greater than the applicable Adjusted Net WAC Cap, then such class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such class and (2) in the case of (x) the Class CA-1B  and Class CA-1C Group 1 and Group 2 Components, the related Maximum Loan Group 1 Rate or Maximum Loan Group 2 Rate and (y) the Subordinate Certificates, the Maximum Class B Rate, as applicable, over (b) interest accrued on such class or component, as applicable, at the applicable Net WAC Cap for such Distribution Date and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such class without giving effect to the related Adjusted Net WAC Cap) (together, the "Carryover Shortfall Amount").

The “Adjusted Cap Rate” for any Distribution Date and the Class 1A Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 1 Mortgage Loans at the Net WAC Cap for Loan Group 1 for that Distribution Date less the Net Negative Amortization (defined below) for the Group 1 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 1 Balance.

The “Adjusted Cap Rate” for any Distribution Date and the Class 2A Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 2 Mortgage Loans at the Net WAC Cap for Loan Group 2 for that Distribution Date less the Net Negative Amortization for the Group 2 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 2 Balance.

The “Adjusted Cap Rate” for any Distribution Date and the Class CA-1B  Group 1 Component and Class CA-1C Group 1 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 1 Mortgage Loans at the Net WAC Cap for Loan Group 1 for that Distribution Date less the Net Negative Amortization for the Group 1 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 1 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

The “Adjusted Cap Rate” for any Distribution Date and the Class CA-1B Group 2 Component and Class CA-1C Group 2 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 2 Mortgage Loans at the Net WAC Cap for Loan Group 2 for that Distribution Date less the Net Negative Amortization for the Group 2 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 2 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

The "Adjusted Cap Rate" for any Distribution Date and any class of Subordinate Certificates will equal the Class B Adjusted Net WAC Cap, computed for this purpose by (i) reducing the Adjusted Net WAC Cap for the Group 1 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 1 multiplied by 360, and the denominator of which is the Loan Group 1 Balance multiplied actual number of days in the related certificate accrual period and (ii) reducing the Adjusted Net WAC Cap for the Group 2 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 2 multiplied by 360, and the denominator of which is the Loan Group 2 Balance multiplied actual number of days in the related certificate accrual period.

Negative Amortization:

The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan.

Unadjusted Net Negative Amortization:

The "Unadjusted Net Negative Amortization" for any subgroup for any Distribution Date will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the related Mortgage Loans during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the related Mortgage Loans during the related Prepayment Period

Net Negative Amortization:

The “Net Negative Amortization’’ for (a) the Group 1 Mortgage Loans and Group 2 Mortgage Loans for any Distribution Date will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the related Mortgage Loans during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the related Mortgage Loans during the related Prepayment Period and (b) the Mortgage Loans of any subgroup and for any Distribution Date will equal the Net Negative Amortization for the related Loan Group, allocated to the related subgroup(s), pro rata according to such subgroup's Unadjusted Net Negative Amortization.

For any Distribution Date, the Net Negative Amortization for each of the Subgroup 1-A, Subgroup 1-B, Subgroup 2-A, Subgroup 2-B, Group 1 and Group 2 Mortgage Loans will be allocated among the certificates as follows:

(i) first, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans, to the Class CX-1 Certificates in reduction of the interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such amount is reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans, to the Class CX-1 Certificates in reduction of the interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such amount is reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans, to the Class CX-2-PPP Certificates in reduction of the interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 1-B Mortgage Loans, until such amount is reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans, to the Class CX-2-PPP Certificates in reduction of the interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 2-B Mortgage Loans, until such amount is reduced to zero;

(ii) second, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans remaining after the allocation pursuant to clause (i)(a) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 1-B Mortgage Loans, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans remaining after the allocation pursuant to clause (i)(b) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 2-B Mortgage Loans, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans remaining after the allocation pursuant to clause (i)(c) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans remaining after the allocation pursuant to clause (i)(d) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such remaining amounts are reduced to zero;

(iii) third, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(a) and (ii)(a) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(b) and (ii)(b) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(c) and (ii)(c) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 2-B Mortgage Loans, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(d) and (ii)(d) above, to the Class CX-2-PPP Certificates in reduction of  the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 1-B Mortgage Loans, until such remaining amounts are reduced to zero;

(iv) fourth, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(a), (ii)(a) and (iii)(a) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 2-B Mortgage Loans, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(b), (ii)(b) and (iii)(b) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 1-B Mortgage Loans, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(c), (ii)(c) and (iii)(c) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(d), (ii)(d) and (iii)(d) above, to the Class CX-1 Certificates in reduction of  the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such remaining amounts are reduced to zero;

(v) fifth, the Net Negative Amortization for the Group 1 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii), (iii) and (iv) above, to the Class 1A and Subordinate Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components in proportion to the excess, if any, for each such class or component of the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the related Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 1 and the denominator of which is the aggregate Class Principal Balance of the Subordinate Certificates); and

(vi) sixth, the Net Negative Amortization for the Group 2 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii), (iii) and (iv) above, to the Class 2A and Subordinate Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components in proportion to the excess, if any, for each such class or component of the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the related Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 2 and the denominator of which is the aggregate Class Principal Balance of the Subordinate Certificates).

The amount of Net Negative Amortization allocated to the Class CX-1 or CX-2-PPP Certificates in reduction of the interest otherwise payable to such Class and derived from the Mortgage Loans in a loan group or subgroup, as applicable, will be added to the Component Principal Balance of the Class X PO Component for such loan group or subgroup. The amount of Net Negative Amortization allocated to any Class of Class A or Subordinate Certificates (or component thereof) in reduction of the interest otherwise payable to such Class (or component) will be added to the Class Principal Balance of such Class (or component).

Structure Rules

Allocation of Realized Losses:  Any realized losses on the Group 1 and Group 2 Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; and second, any realized losses remaining on the Group 1 and Group 2 Mortgage Loans to the related Class A and Class X Certificates, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero;

  provided, however, that:

  (i) the realized losses on any Group 1 Mortgage Loan allocated to the related Class A Certificates in the aggregate will be allocated, sequentially, as follows:

(a)                 first, to the Class CA-1C Group 1 Component, until its Component Principal Balance is reduced to zero;

(b)                 second, to the Class CA-1C Group 2 Component, (after giving effect to losses applied in (ii)(a) below), until its Component Principal Balance is reduced to zero;

(c)                 third, to the Class CA-1B Group 1 Component, until its Component Principal Balance is reduced to zero; and

(d)                 fourth, to the Class CA-1B Group 2 Component, (after giving effect to losses applied in (ii)(c) below), until its Component Principal Balance is reduced to zero; and

(e)                 fifth, to the Class 1A Certificates until its Class Principal Balance is reduced to zero.

  (ii) the realized losses on any Group 2 Mortgage Loan allocated to the related Class A Certificates in the aggregate will be allocated, sequentially, as follows:

(a)  first, to the Class CA-1C Group 2 Component, until its Component Principal Balance is reduced to zero;

(b)  second, to the Class CA-1C Group 1 Component, (after giving effect to losses applied in (i)(a) above), until its Component Principal Balance is reduced to zero;

(c)  third, to the Class CA-1B Group 2 Component, until its Component Principal Balance is reduced to zero;

(d)  fourth, to the Class CA-1B Group 1 Component, (after giving effect to losses applied in (i)(c) above), until its Component Principal Balance is reduced to zero; and

(e)  fifth, to the Class 2A Certificates until its Class Principal Balance is reduced to zero.

Cross-Collateralization:  In some limited circumstances, principal and interest collected from either of Loan Group 1 or 2 may be used to pay principal or interest, or both, to the Class A and Class X Certificates related to the other of these loan groups, before making payments to the Subordinate Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series OA free writing prospectus.

Certificates Priority of Distributions:  Available funds from the Group 1 and Group 2 Mortgage Loans will be distributed in the following order of priority:

1)       to the Senior Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class CX-1 and Class CX-2-PPP Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2)       From the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class R Certificates, as principal, until its Class Principal Balance is reduced to zero;

(b)  second, to the Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components, pro rata, until their respective Component Principal Balances are reduced to zero; and

(c)  third, to the Class 1A Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components, as principal, concurrently, pro rata according to principal balance, as follows:

(i)  to the Class 1A Certificates, until its Class Principal Balance is reduced to zero;

(ii)  to the Class CA-1B Group 1 Component, until its Component Principal Balance is reduced to zero; and

(iii)  to the Class CA-1C Group 1 Component, until its Component Principal Balance is reduced to zero;

3)       From the Group 2 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components, pro rata, until their respective Component Principal Balances are reduced to zero; and

(b)  second, to the Class 2A Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components, as principal, concurrently, pro rata according to principal balance, as follows:

(i)  to the Class 2A Certificates, until its Class Principal Balance is reduced to zero;

(ii)  to the Class CA-1B Group 2 Component, until its Component Principal Balance is reduced to zero; and

(iii)  to the Class CA-1C Group 2 Component, until its Component Principal Balance is reduced to zero;

4)                    (a)  on the initial Distribution Date, to the Class 1A and Class 2A Certificates and the Class CA-1B and Class CA-1C Group 1 and Group 2 Components, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2-PPP Certificates) (pro rata according to such aggregate interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates); and

(b)  on each Distribution Date after the initial Distribution Date, to the Class CA-1B and Class CA-1C Group 1 and Group 2 Components, their Carryover Shortfall Amounts from the aggregate interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2-PPP Certificates) (pro rata according to such aggregate interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates);

5)                   to the Class B-1 Certificates, accrued and unpaid interest at the Class B-1 certificate interest rate;

6)                   to the Class B-1 Certificates, principal allocable to such Class;

7)                   to the Class B-2 Certificates, accrued and unpaid interest at the Class B-2 certificate interest rate;

8)                   to the Class B-2 Certificates, principal allocable to such Class;

9)                   to the Class B-3 Certificates, accrued and unpaid interest at the Class B-3 certificate interest rate;

10)                to the Class B-3 Certificates, principal allocable to such Class;

11)                to the Class B-4 Certificates, accrued and unpaid interest at the Class B-4 certificate interest rate;

12)                to the Class B-4 Certificates, principal allocable to such Class;

13)                to the Class B-5 Certificates, accrued and unpaid interest at the Class B-5 certificate interest rate;

14)                to the Class B-5 Certificates, principal allocable to such Class;

15)                to the Class B-6 Certificates, accrued and unpaid interest at the Class B-6 certificate interest rate;

16)                to the Class B-6 Certificates, principal allocable to such Class;

17)                to the Class B-7 Certificates, accrued and unpaid interest at the Class B-7 certificate interest rate;

18)                to the Class B-7 Certificates, principal allocable to such Class;

19)                to the Class B-8 Certificates, accrued and unpaid interest at the Class B-8 certificate interest rate;

20)                to the Class B-8 Certificates, principal allocable to such Class;

21)                to the Class B-9 Certificates, accrued and unpaid interest at the Class B-9 certificate interest rate;

22)                to the Class B-9 Certificates, principal allocable to such Class;

23)                to the Class B-10 Certificates, accrued and unpaid interest at the Class B-10 certificate interest rate;

24)                to the Class B-10 Certificates, principal allocable to such Class;

25)                to the Class B-11 Certificates, accrued and unpaid interest at the Class B-11 certificate interest rate;

26)                to the Class B-11 Certificates, principal allocable to such Class;

27)                 to the Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Senior Subordinate Certificates;

28)                to the Subordinate Certificates, in sequential order, their Carryover Shortfall Amounts, from the remaining aggregate interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2-PPP Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 1A and Class 2A Certificates and the Class CA-1B and Class CA-1C Group 1 and Group 2 Components) (pro rata according to such interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates); and

29)                to the Class R Certificate, any remaining amount.

Notwithstanding the foregoing, for each Distribution Date on or after the first Distribution Date on which the aggregate Class Principal Balance of the Subordinate Certificates has been or will be reduced to zero, (I) distributions of principal under paragraph (2) above will be made to the Class 1A Certificates and the Class CA-1B Group 1, Class CA-1C Group 1, CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components pro rata according to principal balance and (II) distributions of principal under paragraph (3) above will be made to the Class 2A Certificates and the Class CA-1B Group 2, Class CA-1C Group 2, CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components pro rata according to principal balance.

In addition, see "Transaction Summary – Class CX-2-PPP Certificates" in this preliminary term sheet for a description of the distributions of prepayment penalty payments on the Class CX-2-PPP Certificates.

ORIGINATOR DISCLOSURES

Alliance Bancorp

Alliance Bancorp. is a California corporation , located in Brisbane, California. Alliance Bancorp engages in the business of (i) purchasing mortgage loans primarily on a servicing released basis and  (ii) selling mortgage loans in whole loan transactions.

First Magnus Financial Corporation

First Magnus Financial Corporation, an Arizona corporation, was formed in 1996.  The company is principally engaged in the origination of residential mortgage loans on a retail and wholesale basis.  Generally, such loans are subsequently sold to investors or financial institutions as part of a collateralized investment package.  The Company maintains its headquarters in Tucson, Arizona, and does business in all 50 states.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

MORTGAGE LOANS SERVICED BY COUNTRYWIDE

General

                Approximately [15.76]% (by principal balance) of the mortgage loans underlying the certificates (the “Countrywide Loans”) have been originated by Countrywide Home Loans, Inc. (“Countrywide”). The Countrywide Loans will be serviced by Countrywide pursuant to a mortgage loan purchase and servicing agreement (the “Countrywide Agreement”) entered into between Countrywide and Washington Mutual Mortgage Securities Corp., which agreement will be assigned to the Trust pursuant to the pooling and servicing agreement (the “Pooling Agreement”). The functions to be performed by Countrywide with respect to the Countrywide Loans will include payment collection and payment application, default management and escrow administration. Washington Mutual Bank will calculate monthly distributions to certificateholders and prepare monthly distribution reports with respect to all of the mortgage loans, including the Countrywide Loans.

Countrywide's Servicing Obligations

                Custodial Account, Escrow Account and Investment Account. Within two business days of receipt, Countrywide will be required to deposit in a custodial account maintained by Countrywide the following amounts with respect to the Countrywide Loans:  (i) all mortgagor payments, including scheduled monthly payments (net of Countrywide’s servicing fee) and principal prepayments, (ii) all liquidation proceeds and insurance proceeds (other than insurance proceeds required for the restoration or repair of the related mortgaged property) and (iii) other amounts described in the Countrywide Agreement. In addition, Countrywide will be required to deposit in the custodial account each month (i) any required advances of principal and interest (as described below), (ii) any compensating interest (as described below) and (iii) proceeds of any Countrywide Loan repurchased by Countrywide in accordance with the Countrywide Agreement. Within two business days of receipt, Countrywide will be required to transfer into an escrow account maintained by Countrywide all escrow payments (which are payments made by some mortgagors and held by the servicer in escrow for future payment of taxes and insurance).

                On the 18th day of each month (or the next business day, if such 18th day is not a business day), Countrywide will be required to transfer from the custodial account into an investment account maintained by Washington Mutual Bank the funds held in the custodial account that are required to be distributed to certificateholders on the Distribution Date in that month.

                Permitted Withdrawals. Countrywide will be permitted to make withdrawals, from time to time, from the custodial account for the following purposes:

·         to reimburse itself for advances, as described under “—Advances” below;

·         to pay to itself the servicing fee (to the extent not already retained);

·         to pay to itself investment earnings earned on funds held in the custodial account;

·         to remit to the applicable insurer any primary mortgage insurance premiums that are payable by the mortgagee; and

·         other permitted purposes described in the Countrywide Agreement.

                Advances. Countrywide will be required under the Countrywide Agreement to advance its own funds (i) to cover any shortfall between payments of principal and interest scheduled to be received in respect of the Countrywide Loans each month and the amounts actually received, (ii) to pay any taxes or insurance with respect to mortgaged properties to the extent not paid by the mortgagor, (iii) to cover costs and expenses in connection with foreclosure and bankruptcy proceedings, (iv) to cover the cost of preserving, restoring and protecting the mortgaged properties and (v) to cover the cost of managing and liquidating properties acquired through foreclosure; provided, however, that Countrywide will not make the advances described in clause (i) above unless it determines that such advance will be recoverable from amounts received for the applicable mortgage loan; provided, further, that in the case of clause (iv) above, Countrywide will not make advances for the restoration of properties unless it determines that (x) the restoration will increase the liquidation proceeds after reimbursement to itself for those advances and (y) such advances will be recoverable from amounts received for the applicable mortgage loan. Countrywide will not charge interest or other fees with respect to any advances.

If Countrywide determines that an advance previously made with respect to a Countrywide Loan is not recoverable from amounts to be received for that loan or if all funds with respect to that loan have previously been remitted to the Trust, Countrywide will be entitled to be reimbursed for such advance from collections on other Countrywide Loans owned by the Trust.

                Back-up Servicing. See “Description of the Securities—Events of Default Under the Governing Agreement and Rights Upon Events Of Default” in the prospectus for a description of the material terms under the Countrywide Agreement regarding Countrywide’s replacement, resignation or transfer.

Principal Prepayments and Compensating Interest

Distribution of Principal Prepayments –

                On each Distribution Date, principal prepayments in full (“Payoffs”) and partial prepayments (“Curtailments”) collected on the mortgage loans are distributed to certificateholders.  However, the timing of distribution of Payoffs differs with respect to the Countrywide Loans and the mortgage loans other than the Countrywide Loans. For the Countrywide Loans and for each Distribution Date and any loan group, for purposes of determining distributions of principal on the certificates, the “Principal Prepayment Amount” is the sum, with respect to the mortgage loans in that loan group, of all Payoffs and Curtailments  relating to the mortgage loans in that loan group that were received during the prior calendar month, reduced (but not to less than zero) by the aggregate amount of negative amortization with respect to the mortgage loans during the prior calendar month. See the Free Writing Prospectus for a definition of “Principal Prepayment Amount” with respect to the mortgage loans other than the Countrywide Loans.  For the Countrywide Loans and for each Distribution Date and any loan group, the “Available Distribution Amount” equals the sum of the amounts described in the definition thereof in the Free Writing Prospectus, except that clause (1)(c) thereof reads as follows:  “all Payoffs received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs)”.

Payment of Compensating Interest

                As a result of the delay in distributions of Payoffs and Curtailments to certificateholders, the interest collected on the mortgage loans is not sufficient to pay the full amount of interest accrued on the certificates. To reduce this interest shortfall, each of Countrywide and Washington Mutual Bank is required to pay compensating interest with respect to the mortgage loans it services. Below is a description of the compensating interest required to be paid by Countrywide under the Countrywide Agreement.  See the Free Writing Prospectus for a description of the compensating interest required to be paid by Washington Mutual Bank under the Pooling Agreement (which differs from the amount of compensating interest required to be paid by Countrywide).

                When a mortgagor makes a Payoff on a Countrywide Loan between Due Dates, the mortgagor pays interest on the Payoff only to the date of prepayment. Because the Payoff is not distributed to the related certificateholders until the Distribution Date in the next month, an interest shortfall results in the amount of thirty days of interest on the amount of the Payoff less the amount of interest actually paid by the mortgagor.  When a mortgagor makes a Curtailment with respect to a Countrywide Loan, the mortgagor does not pay any interest on the Curtailment, and the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of the Due Date in the calendar month of receipt, but the Curtailment is not distributed to the related certificateholders until the Distribution Date in the next month. This results in an interest shortfall in the amount of thirty days of interest on the amount of the Curtailment.

                For each Distribution Date, Countrywide will be obligated under the Countrywide Agreement to remit to the custodial account compensating interest in an amount equal to the lesser of (a) any shortfall in interest collections with respect to Payoffs and Curtailments received in the prior calendar month and (b) the servicing fee payable to Countrywide.

To the extent that compensating interest is insufficient to cover the interest shortfall resulting from the timing of distributions of Payoffs and Curtailments, or to the extent that there is an interest shortfall resulting from the application of the Servicemembers Relief Act, that remaining shortfall will be allocated to the certificates pro rata according to the amount of interest to which each class of certificates would otherwise be entitled in reduction of that amount.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

            The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is Final and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WMALT Mortgage Pass-Through Certificates
Series 2007-OA1
Mortgage Loans
Preliminary Collateral Information As of 01/01/07

TOTAL CURRENT BALANCE	$1,055,639,468
TOTAL ORIGINAL BALANCE	$1,053,028,264

NUMBER OF LOANS	2,573

			Minimum		Maximum
AVG CURRENT BALANCE	$410,276		$56,228		$2,490,651
AVG ORIGINAL BALANCE	$409,261		$56,000		$2,500,000

WAVG GROSS COUPON	8.49%		6.56%		11.53%
WAVG GROSS MARGIN	3.60%		1.68%		6.65%
WAVG MAX INT RATE	10.10%		9.95%		11.95%

WAVG CURRENT LTV	75.54%		11.82%		95.92%

WAVG FICO SCORE	698		0		818

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	1	Month(s)

WAVG NEG AM LIMIT	113%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	376	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	372	Month(s)	347	Month(s)	478	Month(s)
WAVG SEASONING	4	Month(s)	2	Month(s)	13	Month(s)

NZ WAVG PREPAY TERM	31	Month(s)	3	Month(s)	36	Month(s)

TOP STATE CONC	CA(69.45%),FL(6.84%),AZ(3.11%)
MAXIMUM CA ZIPCODE	0.86%

FIRST PAY DATE			January 1,2006		December 1,2006

RATE CHANGE DATE			February 1,2007		February 1,2007

MATURITY DATE			December 1,2035		November 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	2,573	$1,055,639,467.84	100.00%
Total	2,573	$1,055,639,467.84	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
LIBOR	26	$10,564,894.96	1.00%
MTA	2,547	1,045,074,572.88	99.00
Total	2,573	$1,055,639,467.84	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	34	$2,746,424.14	0.26%
100,001—200,000	309	48,131,541.60	4.56
200,001—300,000	526	132,549,218.94	12.56
300,001—400,000	548	190,957,383.90	18.09
400,001—500,000	479	214,795,594.61	20.35
500,001—600,000	306	166,533,418.57	15.78
600,001—700,000	174	110,962,520.47	10.51
700,001—800,000	65	48,497,334.76	4.59
800,001—900,000	45	38,328,975.45	3.63
900,001—1,000,000	34	32,158,423.59	3.05
1,000,001—1,100,000	14	14,166,764.77	1.34
1,100,001—1,200,000	5	5,822,529.03	0.55
1,200,001—1,300,000	11	13,886,785.72	1.32
1,300,001—1,400,000	3	4,013,833.39	0.38
1,400,001—1,500,000	9	13,145,527.29	1.25
1,500,001—1,600,000	6	9,030,381.28	0.86
1,600,001—1,700,000	1	1,681,080.75	0.16
1,700,001—1,800,000	1	1,779,487.70	0.17
1,800,001—1,900,000	1	1,806,193.29	0.17
2,100,001—2,200,000	1	2,155,397.70	0.20
2,400,001—2,500,000	1	2,490,650.89	0.24
Total	2,573	$1,055,639,467.84	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
6.501—6.750	3	$580,119.78	0.05%
6.751—7.000	8	2,183,322.59	0.21
7.001—7.250	17	6,981,263.39	0.66
7.251—7.500	30	13,244,067.61	1.25
7.501—7.750	102	46,605,971.74	4.41
7.751—8.000	275	114,948,860.01	10.89
8.001—8.250	413	183,292,234.67	17.36
8.251—8.500	687	243,295,762.77	23.05
8.501—8.750	586	253,208,346.06	23.99
8.751—9.000	88	32,369,343.98	3.07
9.001—9.250	166	70,941,385.47	6.72
9.251—9.500	64	28,690,575.12	2.72
9.501—9.750	13	5,636,773.64	0.53
9.751—10.000	29	11,181,175.30	1.06
10.001—10.250	34	14,159,629.39	1.34
10.251—10.500	26	12,587,234.96	1.19
10.501—10.750	18	8,007,544.73	0.76
10.751—11.000	8	4,711,136.69	0.45
11.001—11.250	4	2,157,835.52	0.20
11.251—11.500	1	424,137.22	0.04
11.501—11.750	1	432,747.20	0.04
Total	2,573	$1,055,639,467.84	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	2	$507,633.89	0.05%
1.751—2.000	4	755,143.32	0.07
2.001—2.250	12	4,599,844.58	0.44
2.251—2.500	27	12,295,514.18	1.16
2.501—2.750	73	34,547,655.83	3.27
2.751—3.000	217	92,031,198.38	8.72
3.001—3.250	364	158,357,188.30	15.00
3.251—3.500	434	170,982,452.27	16.20
3.501—3.750	842	326,148,096.65	30.90
3.751—4.000	189	81,293,204.94	7.70
4.001—4.250	157	65,923,493.79	6.24
4.251—4.500	98	41,175,854.08	3.90
4.501—4.750	22	8,393,487.83	0.80
4.751—5.000	23	9,303,936.80	0.88
5.001—5.250	37	15,320,171.19	1.45
5.251—5.500	31	13,952,898.12	1.32
5.501—5.750	22	9,988,399.45	0.95
5.751—6.000	11	5,595,399.37	0.53
6.001—6.250	5	2,875,839.25	0.27
6.251—6.500	1	735,171.20	0.07
6.501—6.750	2	856,884.42	0.08
Total	2,573	$1,055,639,467.84	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	2,325	$947,027,142.62	89.71%
10.001—10.250	1	434,846.48	0.04
10.251—10.500	9	3,231,888.74	0.31
10.751—11.000	118	55,833,038.17	5.29
11.001—11.250	1	253,953.28	0.02
11.251—11.500	1	292,092.31	0.03
11.751—12.000	118	48,566,506.24	4.60
Total	2,573	$1,055,639,467.84	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	2,220	$917,743,521.69	86.94%
480	353	137,895,946.15	13.06
Total	2,573	$1,055,639,467.84	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,099	$470,771,536.55	44.60%
115	1,474	584,867,931.29	55.40
Total	2,573	$1,055,639,467.84	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	8	$2,258,444.26	0.21%
351—360	2,212	915,485,077.43	86.72
471—480	353	137,895,946.15	13.06
Total	2,573	$1,055,639,467.84	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—3	1,512	$640,415,195.65	60.67%
4—6	1,044	408,463,455.50	38.69
7—9	9	4,502,372.43	0.43
10—12	6	1,318,297.31	0.12
13—15	2	940,146.95	0.09
Total	2,573	$1,055,639,467.84	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$545,577.64	0.05%
21—25	1	172,373.30	0.02
26—30	2	525,017.31	0.05
31—35	5	1,476,587.96	0.14
36—40	13	3,035,898.11	0.29
41—45	18	5,212,498.43	0.49
46—50	23	10,458,576.26	0.99
51—55	53	20,407,687.37	1.93
56—60	68	29,909,797.15	2.83
61—65	89	42,081,445.78	3.99
66—70	179	89,414,640.60	8.47
71—75	263	112,615,374.42	10.67
76—80	523	230,881,435.07	21.87
81—85	1,208	476,010,481.86	45.09
86—90	28	6,782,123.13	0.64
91—95	65	17,182,822.67	1.63
96—100	33	8,927,130.78	0.85
Total	2,573	$1,055,639,467.84	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$545,577.64	0.05%
21—25	1	172,373.30	0.02
26—30	2	525,017.31	0.05
31—35	6	1,668,136.46	0.16
36—40	14	3,336,403.00	0.32
41—45	17	4,900,938.88	0.46
46—50	28	12,129,025.71	1.15
51—55	50	19,002,053.10	1.80
56—60	73	32,986,931.70	3.12
61—65	99	44,627,135.97	4.23
66—70	266	119,718,070.53	11.34
71—75	292	145,173,523.58	13.75
76—80	1,585	634,581,710.24	60.11
81—85	16	3,942,074.28	0.37
86—90	86	22,742,224.42	2.15
91—95	36	9,588,271.72	0.91
Total	2,573	$1,055,639,467.84	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 499	5	$1,244,162.28	0.12%
500—519	1	383,779.32	0.04
520—539	1	824,045.50	0.08
560—579	5	1,512,416.21	0.14
580—599	4	964,052.81	0.09
600—619	22	7,851,697.93	0.74
620—639	332	127,609,578.96	12.09
640—659	384	145,883,182.47	13.82
660—679	397	157,408,207.69	14.91
680—699	302	128,374,466.47	12.16
700—719	260	114,186,764.43	10.82
720—739	253	100,457,933.76	9.52
740—759	235	100,172,164.82	9.49
760—779	187	83,494,581.51	7.91
780—799	136	62,108,093.30	5.88
800 >=	49	23,164,340.38	2.19
Total	2,573	$1,055,639,467.84	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	124	$44,163,145.50	4.18%
No Doc/NINA	307	121,050,816.99	11.47
No Ratio/NORA	538	227,230,235.23	21.53
Reduced Doc	1,604	663,195,270.12	62.82
Total	2,573	$1,055,639,467.84	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	213	$66,236,968.22	6.27%
Owner Occupied	2,196	943,440,854.93	89.37
Second Home	164	45,961,644.69	4.35
Total	2,573	$1,055,639,467.84	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	99	$39,750,873.45	3.77%
Fourplex	29	12,459,690.44	1.18
Hi Rise Condo	4	1,310,591.79	0.12
Low Rise Condo	274	90,800,542.80	8.60
PUD	417	187,918,475.57	17.80
Single Family Residence	1,711	707,964,950.64	67.07
Townhouse	10	3,246,552.34	0.31
Triplex	29	12,187,790.81	1.15
Total	2,573	$1,055,639,467.84	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	483	$192,760,091.29	18.26%
Refi—Cash Out	1,573	631,655,019.87	59.84
Refi—No Cash Out	517	231,224,356.68	21.90
Total	2,573	$1,055,639,467.84	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	350	$183,295,869.03	17.36%
3	3	978,341.97	0.09
6	27	10,472,649.16	0.99
12	308	126,806,113.53	12.01
24	136	55,738,231.53	5.28
30	1	603,521.39	0.06
36	1,748	677,744,741.23	64.20
Total	2,573	$1,055,639,467.84	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AK	1	$394,204.06	0.04%
AL	2	758,172.95	0.07
AR	1	289,048.97	0.03
AZ	116	32,795,105.72	3.11
CA	1,568	733,091,585.51	69.45
CO	18	4,826,634.84	0.46
CT	3	888,690.03	0.08
DC	3	1,568,764.82	0.15
DE	6	1,870,169.27	0.18
FL	259	72,232,471.72	6.84
GA	26	8,954,262.27	0.85
HI	46	20,843,483.39	1.97
ID	14	5,226,729.21	0.50
IL	51	20,494,535.77	1.94
IN	1	200,255.57	0.02
MA	12	8,268,333.53	0.78
MD	45	15,537,330.69	1.47
MI	14	3,931,488.18	0.37
MN	11	2,372,069.88	0.22
MO	11	3,666,588.42	0.35
MS	1	121,549.31	0.01
MT	1	381,450.34	0.04
NC	9	4,710,539.56	0.45
NH	7	1,855,554.29	0.18
NJ	19	6,579,940.25	0.62
NM	7	1,438,706.22	0.14
NV	65	20,679,147.48	1.96
NY	11	4,935,185.18	0.47
OH	16	4,070,526.03	0.39
OR	26	7,053,160.98	0.67
PA	12	2,763,132.54	0.26
RI	6	2,042,045.61	0.19
SC	6	840,132.85	0.08
TN	1	127,412.40	0.01
TX	24	4,833,324.17	0.46
UT	15	3,658,474.37	0.35
VA	70	31,484,254.66	2.98
WA	54	17,183,734.83	1.63
WI	14	2,587,505.15	0.25
WY	1	83,766.82	0.01
Total	2,573	$1,055,639,467.84	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	745	$312,291,901.42	29.58%
15.00 or less	18	8,381,777.22	0.79
15.01—20.00	39	11,899,942.03	1.13
20.01—25.00	79	28,170,559.45	2.67
25.01—30.00	150	59,685,672.11	5.65
30.01—35.00	296	118,108,525.14	11.19
35.01—40.00	546	237,053,873.40	22.46
40.01—45.00	430	180,845,102.22	17.13
45.01—50.00	185	69,352,786.81	6.57
50.01—55.00	79	28,393,763.78	2.69
55.01—60.00	5	1,099,337.97	0.10
60.01 >=	1	356,226.29	0.03
Total	2,573	$1,055,639,467.84	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.68%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,575	$634,504,516.77	60.11%
60.00 or less	1	380,791.34	0.04
60.01—65.00	3	4,008,636.27	0.38
65.01—70.00	3	3,151,908.24	0.30
70.01—75.00	5	3,068,970.36	0.29
75.01—80.00	34	14,383,247.49	1.36
80.01—85.00	75	39,105,441.62	3.70
85.01—90.00	842	342,163,789.26	32.41
90.01—95.00	26	11,403,551.23	1.08
95.01—100.00	7	2,879,978.14	0.27
100.01 >=	2	588,637.12	0.06
Total	2,573	$1,055,639,467.84	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 88.33%.

WMALT Mortgage Pass-Through Certificates
Series 2007-OA1 Group 1
Mortgage Loans
Preliminary Collateral Information As of 01/01/07

TOTAL CURRENT BALANCE	$386,268,733
TOTAL ORIGINAL BALANCE	$384,855,494

NUMBER OF LOANS	1,363

			Minimum		Maximum
AVG CURRENT BALANCE	$283,396		$56,228		$751,919
AVG ORIGINAL BALANCE	$282,359		$56,000		$748,000

WAVG GROSS COUPON	8.51%		6.56%		11.53%
WAVG GROSS MARGIN	3.63%		1.68%		6.65%
WAVG MAX INT RATE	10.10%		9.95%		11.95%

WAVG CURRENT LTV	75.46%		11.82%		95.71%

WAVG FICO SCORE	689		0		818

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	1	Month(s)

WAVG NEG AM LIMIT	113%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	378	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	374	Month(s)	347	Month(s)	478	Month(s)
WAVG SEASONING	4	Month(s)	2	Month(s)	13	Month(s)

NZ WAVG PREPAY TERM	32	Month(s)	3	Month(s)	36	Month(s)

TOP STATE CONC	CA(58.02%),FL(10.34%),AZ(5.19%)
MAXIMUM CA ZIPCODE	0.87%

FIRST PAY DATE			January 1,2006		December 1,2006

RATE CHANGE DATE			February 1,2007		February 1,2007

MATURITY DATE			December 1,2035		November 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	1,363	$386,268,733.23	100.00%
Total	1,363	$386,268,733.23	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
MTA	1,363	$386,268,733.23	100.00%
Total	1,363	$386,268,733.23	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	30	$2,414,932.17	0.63%
100,001—200,000	270	42,074,006.26	10.89
200,001—300,000	450	113,223,350.26	29.31
300,001—400,000	460	159,844,540.17	41.38
400,001—500,000	123	51,847,382.75	13.42
500,001—600,000	23	12,233,247.15	3.17
600,001—700,000	6	3,879,355.21	1.00
700,001—800,000	1	751,919.26	0.19
Total	1,363	$386,268,733.23	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
6.501—6.750	3	$580,119.78	0.15%
6.751—7.000	6	1,274,946.87	0.33
7.001—7.250	7	1,683,625.47	0.44
7.251—7.500	13	3,853,415.13	1.00
7.501—7.750	52	14,489,484.77	3.75
7.751—8.000	142	37,333,527.03	9.67
8.001—8.250	178	48,394,311.21	12.53
8.251—8.500	475	125,900,712.46	32.59
8.501—8.750	270	82,895,680.36	21.46
8.751—9.000	38	11,306,859.17	2.93
9.001—9.250	74	24,363,690.21	6.31
9.251—9.500	37	11,145,503.50	2.89
9.501—9.750	5	1,354,868.57	0.35
9.751—10.000	22	7,598,506.25	1.97
10.001—10.250	19	6,230,367.55	1.61
10.251—10.500	9	3,161,035.88	0.82
10.501—10.750	10	3,665,894.57	0.95
10.751—11.000	1	340,876.27	0.09
11.001—11.250	1	262,560.98	0.07
11.501—11.750	1	432,747.20	0.11
Total	1,363	$386,268,733.23	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	2	$507,633.89	0.13%
1.751—2.000	3	331,671.23	0.09
2.001—2.250	7	1,809,771.86	0.47
2.251—2.500	10	2,321,905.53	0.60
2.501—2.750	35	10,665,511.30	2.76
2.751—3.000	108	28,399,338.61	7.35
3.001—3.250	169	44,136,124.14	11.43
3.251—3.500	246	69,359,024.74	17.96
3.501—3.750	503	140,806,968.22	36.45
3.751—4.000	84	24,122,062.50	6.24
4.001—4.250	59	19,223,113.10	4.98
4.251—4.500	58	18,005,044.73	4.66
4.501—4.750	12	3,764,010.83	0.97
4.751—5.000	14	4,715,963.93	1.22
5.001—5.250	23	7,596,287.65	1.97
5.251—5.500	14	4,801,747.99	1.24
5.501—5.750	12	4,225,192.64	1.09
5.751—6.000	2	782,052.16	0.20
6.001—6.250	1	262,560.98	0.07
6.501—6.750	1	432,747.20	0.11
Total	1,363	$386,268,733.23	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	1,231	$347,544,230.58	89.97%
10.251—10.500	6	1,933,612.24	0.50
10.751—11.000	60	16,332,599.20	4.23
11.001—11.250	1	253,953.28	0.07
11.251—11.500	1	292,092.31	0.08
11.751—12.000	64	19,912,245.62	5.16
Total	1,363	$386,268,733.23	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,161	$328,596,084.77	85.07%
480	202	57,672,648.46	14.93
Total	1,363	$386,268,733.23	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	554	$170,393,051.52	44.11%
115	809	215,875,681.71	55.89
Total	1,363	$386,268,733.23	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	5	$1,324,612.37	0.34%
351—360	1,156	327,271,472.40	84.73
471—480	202	57,672,648.46	14.93
Total	1,363	$386,268,733.23	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—6	1,355	$383,933,544.23	99.40%
7—12	7	1,924,124.17	0.50
13 >=	1	411,064.83	0.11
Total	1,363	$386,268,733.23	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$147,202.62	0.04%
21—25	1	172,373.30	0.04
26—30	2	525,017.31	0.14
31—35	3	756,066.33	0.20
36—40	12	2,518,010.57	0.65
41—45	16	3,890,889.28	1.01
46—50	13	3,788,374.25	0.98
51—55	36	9,309,654.06	2.41
56—60	44	12,535,584.10	3.25
61—65	54	15,015,045.55	3.89
66—70	78	22,516,664.84	5.83
71—75	155	41,298,423.02	10.69
76—80	234	66,567,247.27	17.23
81—85	632	187,894,224.18	48.64
86—90	20	3,924,971.77	1.02
91—95	49	12,145,027.71	3.14
96—100	13	3,263,957.07	0.84
Total	1,363	$386,268,733.23	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$147,202.62	0.04%
21—25	1	172,373.30	0.04
26—30	2	525,017.31	0.14
31—35	4	947,614.83	0.25
36—40	13	2,818,515.46	0.73
41—45	15	3,579,329.73	0.93
46—50	17	4,857,196.07	1.26
51—55	34	8,885,980.69	2.30
56—60	47	13,406,999.91	3.47
61—65	62	16,698,045.74	4.32
66—70	140	36,745,103.52	9.51
71—75	149	43,082,680.11	11.15
76—80	785	232,250,587.03	60.13
81—85	15	3,379,710.80	0.87
86—90	63	15,013,333.06	3.89
91—95	15	3,759,043.05	0.97
Total	1,363	$386,268,733.23	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 499	3	$529,550.95	0.14%
560—579	4	1,093,297.23	0.28
580—599	2	368,457.46	0.10
600—619	15	4,752,335.14	1.23
620—639	205	60,854,523.53	15.75
640—659	211	60,436,772.05	15.65
660—679	236	68,402,052.87	17.71
680—699	147	42,478,650.58	11.00
700—719	132	38,905,292.61	10.07
720—739	130	34,969,306.59	9.05
740—759	125	33,456,606.97	8.66
760—779	81	21,128,666.31	5.47
780—799	52	13,892,365.48	3.60
800 >=	20	5,000,855.46	1.29
Total	1,363	$386,268,733.23	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	78	$17,315,538.06	4.48%
No Doc/NINA	159	47,096,555.26	12.19
No Ratio/NORA	263	85,200,264.07	22.06
Reduced Doc	863	236,656,375.84	61.27
Total	1,363	$386,268,733.23	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	158	$39,510,438.93	10.23%
Owner Occupied	1,078	318,185,785.81	82.37
Second Home	127	28,572,508.49	7.40
Total	1,363	$386,268,733.23	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	74	$25,817,979.04	6.68%
Fourplex	24	9,516,159.23	2.46
Hi Rise Condo	3	714,459.02	0.18
Low Rise Condo	151	35,523,218.27	9.20
PUD	200	54,742,134.15	14.17
Single Family Residence	881	249,644,256.71	64.63
Townhouse	7	1,919,854.90	0.50
Triplex	23	8,390,671.91	2.17
Total	1,363	$386,268,733.23	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	152	$33,294,925.52	8.62%
Refi—Cash Out	960	279,811,103.41	72.44
Refi—No Cash Out	251	73,162,704.30	18.94
Total	1,363	$386,268,733.23	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	93	$25,179,353.29	6.52%
3	2	542,437.29	0.14
6	15	4,480,888.16	1.16
12	170	46,938,349.68	12.15
24	71	21,073,418.20	5.46
36	1,012	288,054,286.61	74.57
Total	1,363	$386,268,733.23	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AK	1	$394,204.06	0.10%
AL	2	758,172.95	0.20
AR	1	289,048.97	0.07
AZ	91	20,063,733.54	5.19
CA	692	224,103,194.29	58.02
CO	16	4,150,425.77	1.07
CT	2	468,153.32	0.12
DC	1	240,327.14	0.06
DE	4	1,235,813.02	0.32
FL	178	39,958,616.59	10.34
GA	15	2,909,200.76	0.75
HI	36	14,272,981.92	3.70
ID	7	1,518,253.84	0.39
IL	17	3,993,814.68	1.03
IN	1	200,255.57	0.05
MA	4	1,063,078.63	0.28
MD	29	7,519,164.24	1.95
MI	9	1,573,248.64	0.41
MN	9	1,739,361.67	0.45
MO	3	410,440.92	0.11
MS	1	121,549.31	0.03
MT	1	381,450.34	0.10
NC	3	777,000.14	0.20
NH	6	1,592,815.45	0.41
NJ	11	3,289,018.12	0.85
NM	5	900,009.04	0.23
NV	50	12,199,158.08	3.16
NY	6	2,377,139.65	0.62
OH	6	672,734.60	0.17
OR	20	4,146,269.43	1.07
PA	8	1,371,488.06	0.36
RI	3	649,716.48	0.17
SC	5	682,571.55	0.18
TN	1	127,412.40	0.03
TX	19	2,716,003.96	0.70
UT	11	2,320,283.42	0.60
VA	35	11,771,427.78	3.05
WA	41	11,282,303.66	2.92
WI	12	1,945,124.42	0.50
WY	1	83,766.82	0.02
Total	1,363	$386,268,733.23	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	381	$121,256,267.80	31.39%
15.00 or less	8	2,079,074.75	0.54
15.01—20.00	25	5,802,208.82	1.50
20.01—25.00	46	10,959,892.90	2.84
25.01—30.00	81	20,118,753.64	5.21
30.01—35.00	153	36,945,138.26	9.56
35.01—40.00	274	78,745,356.47	20.39
40.01—45.00	223	65,750,365.86	17.02
45.01—50.00	117	30,377,066.60	7.86
50.01—55.00	49	12,779,043.87	3.31
55.01—60.00	5	1,099,337.97	0.28
60.01 >=	1	356,226.29	0.09
Total	1,363	$386,268,733.23	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 38.27%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	883	$244,054,684.16	63.18%
60.00 or less	1	380,791.34	0.10
70.01—75.00	1	336,967.11	0.09
75.01—80.00	21	5,169,215.46	1.34
80.01—85.00	26	8,316,072.24	2.15
85.01—90.00	413	122,715,257.76	31.77
90.01—95.00	15	4,314,338.41	1.12
95.01—100.00	1	392,769.63	0.10
100.01 >=	2	588,637.12	0.15
Total	1,363	$386,268,733.23	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 88.97%.

WMALT Mortgage Pass-Through Certificates
Series 2007-OA1 Group 2
Mortgage Loans
Preliminary Collateral Information As of 01/01/07

TOTAL CURRENT BALANCE	$669,370,735
TOTAL ORIGINAL BALANCE	$668,172,770

NUMBER OF LOANS	1,210

			Minimum		Maximum
AVG CURRENT BALANCE	$553,199		$69,381		$2,490,651
AVG ORIGINAL BALANCE	$552,209		$69,600		$2,500,000

WAVG GROSS COUPON	8.48%		6.76%		11.48%
WAVG GROSS MARGIN	3.59%		1.88%		6.60%
WAVG MAX INT RATE	10.10%		9.95%		11.95%

WAVG CURRENT LTV	75.59%		13.50%		95.92%

WAVG FICO SCORE	704		0		816

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	1	Month(s)

WAVG NEG AM LIMIT	113%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	374	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	371	Month(s)	347	Month(s)	478	Month(s)
WAVG SEASONING	3	Month(s)	2	Month(s)	13	Month(s)

NZ WAVG PREPAY TERM	31	Month(s)	3	Month(s)	36	Month(s)

TOP STATE CONC	CA(76.04%),FL(4.82%),VA(2.94%)
MAXIMUM CA ZIPCODE	1.36%

FIRST PAY DATE			January 1,2006		December 1,2006

RATE CHANGE DATE			February 1,2007		February 1,2007

MATURITY DATE			December 1,2035		November 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	1,210	$669,370,734.61	100.00%
Total	1,210	$669,370,734.61	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
LIBOR	26	$10,564,894.96	1.58%
MTA	1,184	658,805,839.65	98.42
Total	1,210	$669,370,734.61	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	4	$331,491.97	0.05%
100,001—200,000	39	6,057,535.34	0.90
200,001—300,000	76	19,325,868.68	2.89
300,001—400,000	88	31,112,843.73	4.65
400,001—500,000	356	162,948,211.86	24.34
500,001—600,000	283	154,300,171.42	23.05
600,001—700,000	168	107,083,165.26	16.00
700,001—800,000	64	47,745,415.50	7.13
800,001—900,000	45	38,328,975.45	5.73
900,001—1,000,000	34	32,158,423.59	4.80
1,000,001—1,100,000	14	14,166,764.77	2.12
1,100,001—1,200,000	5	5,822,529.03	0.87
1,200,001—1,300,000	11	13,886,785.72	2.07
1,300,001—1,400,000	3	4,013,833.39	0.60
1,400,001—1,500,000	9	13,145,527.29	1.96
1,500,001—1,600,000	6	9,030,381.28	1.35
1,600,001—1,700,000	1	1,681,080.75	0.25
1,700,001—1,800,000	1	1,779,487.70	0.27
1,800,001—1,900,000	1	1,806,193.29	0.27
2,100,001—2,200,000	1	2,155,397.70	0.32
2,400,001—2,500,000	1	2,490,650.89	0.37
Total	1,210	$669,370,734.61	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
6.751—7.000	2	$908,375.72	0.14%
7.001—7.250	10	5,297,637.92	0.79
7.251—7.500	17	9,390,652.48	1.40
7.501—7.750	50	32,116,486.97	4.80
7.751—8.000	133	77,615,332.98	11.60
8.001—8.250	235	134,897,923.46	20.15
8.251—8.500	212	117,395,050.31	17.54
8.501—8.750	316	170,312,665.70	25.44
8.751—9.000	50	21,062,484.81	3.15
9.001—9.250	92	46,577,695.26	6.96
9.251—9.500	27	17,545,071.62	2.62
9.501—9.750	8	4,281,905.07	0.64
9.751—10.000	7	3,582,669.05	0.54
10.001—10.250	15	7,929,261.84	1.18
10.251—10.500	17	9,426,199.08	1.41
10.501—10.750	8	4,341,650.16	0.65
10.751—11.000	7	4,370,260.42	0.65
11.001—11.250	3	1,895,274.54	0.28
11.251—11.500	1	424,137.22	0.06
Total	1,210	$669,370,734.61	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	1	$423,472.09	0.06%
2.001—2.250	5	2,790,072.72	0.42
2.251—2.500	17	9,973,608.65	1.49
2.501—2.750	38	23,882,144.53	3.57
2.751—3.000	109	63,631,859.77	9.51
3.001—3.250	195	114,221,064.16	17.06
3.251—3.500	188	101,623,427.53	15.18
3.501—3.750	339	185,341,128.43	27.69
3.751—4.000	105	57,171,142.44	8.54
4.001—4.250	98	46,700,380.69	6.98
4.251—4.500	40	23,170,809.35	3.46
4.501—4.750	10	4,629,477.00	0.69
4.751—5.000	9	4,587,972.87	0.69
5.001—5.250	14	7,723,883.54	1.15
5.251—5.500	17	9,151,150.13	1.37
5.501—5.750	10	5,763,206.81	0.86
5.751—6.000	9	4,813,347.21	0.72
6.001—6.250	4	2,613,278.27	0.39
6.251—6.500	1	735,171.20	0.11
6.501—6.750	1	424,137.22	0.06
Total	1,210	$669,370,734.61	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	1,094	$599,482,912.04	89.56%
10.001—10.250	1	434,846.48	0.06
10.251—10.500	3	1,298,276.50	0.19
10.751—11.000	58	39,500,438.97	5.90
11.751—12.000	54	28,654,260.62	4.28
Total	1,210	$669,370,734.61	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,059	$589,147,436.92	88.02%
480	151	80,223,297.69	11.98
Total	1,210	$669,370,734.61	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	545	$300,378,485.03	44.87%
115	665	368,992,249.58	55.13
Total	1,210	$669,370,734.61	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	3	$933,831.89	0.14%
351—360	1,056	588,213,605.03	87.88
471—480	151	80,223,297.69	11.98
Total	1,210	$669,370,734.61	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—6	1,201	$664,945,106.92	99.34%
7—12	8	3,896,545.57	0.58
13 >=	1	529,082.12	0.08
Total	1,210	$669,370,734.61	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$398,375.02	0.06%
31—35	2	720,521.63	0.11
36—40	1	517,887.54	0.08
41—45	2	1,321,609.15	0.20
46—50	10	6,670,202.01	1.00
51—55	17	11,098,033.31	1.66
56—60	24	17,374,213.05	2.60
61—65	35	27,066,400.23	4.04
66—70	101	66,897,975.76	9.99
71—75	108	71,316,951.40	10.65
76—80	289	164,314,187.80	24.55
81—85	576	288,116,257.68	43.04
86—90	8	2,857,151.36	0.43
91—95	16	5,037,794.96	0.75
96—100	20	5,663,173.71	0.85
Total	1,210	$669,370,734.61	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$398,375.02	0.06%
31—35	2	720,521.63	0.11
36—40	1	517,887.54	0.08
41—45	2	1,321,609.15	0.20
46—50	11	7,271,829.64	1.09
51—55	16	10,116,072.41	1.51
56—60	26	19,579,931.79	2.93
61—65	37	27,929,090.23	4.17
66—70	126	82,972,967.01	12.40
71—75	143	102,090,843.47	15.25
76—80	800	402,331,123.21	60.11
81—85	1	562,363.48	0.08
86—90	23	7,728,891.36	1.15
91—95	21	5,829,228.67	0.87
Total	1,210	$669,370,734.61	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 499	2	$714,611.33	0.11%
500—519	1	383,779.32	0.06
520—539	1	824,045.50	0.12
560—579	1	419,118.98	0.06
580—599	2	595,595.35	0.09
600—619	7	3,099,362.79	0.46
620—639	127	66,755,055.43	9.97
640—659	173	85,446,410.42	12.77
660—679	161	89,006,154.82	13.30
680—699	155	85,895,815.89	12.83
700—719	128	75,281,471.82	11.25
720—739	123	65,488,627.17	9.78
740—759	110	66,715,557.85	9.97
760—779	106	62,365,915.20	9.32
780—799	84	48,215,727.82	7.20
800 >=	29	18,163,484.92	2.71
Total	1,210	$669,370,734.61	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	46	$26,847,607.44	4.01%
No Doc/NINA	148	73,954,261.73	11.05
No Ratio/NORA	275	142,029,971.16	21.22
Reduced Doc	741	426,538,894.28	63.72
Total	1,210	$669,370,734.61	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	55	$26,726,529.29	3.99%
Owner Occupied	1,118	625,255,069.12	93.41
Second Home	37	17,389,136.20	2.60
Total	1,210	$669,370,734.61	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	25	$13,932,894.41	2.08%
Fourplex	5	2,943,531.21	0.44
Hi Rise Condo	1	596,132.77	0.09
Low Rise Condo	123	55,277,324.53	8.26
PUD	217	133,176,341.42	19.90
Single Family Residence	830	458,320,693.93	68.47
Townhouse	3	1,326,697.44	0.20
Triplex	6	3,797,118.90	0.57
Total	1,210	$669,370,734.61	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	331	$159,465,165.77	23.82%
Refi—Cash Out	613	351,843,916.46	52.56
Refi—No Cash Out	266	158,061,652.38	23.61
Total	1,210	$669,370,734.61	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	257	$158,116,515.74	23.62%
3	1	435,904.68	0.07
6	12	5,991,761.00	0.90
12	138	79,867,763.85	11.93
24	65	34,664,813.33	5.18
30	1	603,521.39	0.09
36	736	389,690,454.62	58.22
Total	1,210	$669,370,734.61	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	25	$12,731,372.18	1.90%
CA	876	508,988,391.22	76.04
CO	2	676,209.07	0.10
CT	1	420,536.71	0.06
DC	2	1,328,437.68	0.20
DE	2	634,356.25	0.09
FL	81	32,273,855.13	4.82
GA	11	6,045,061.51	0.90
HI	10	6,570,501.47	0.98
ID	7	3,708,475.37	0.55
IL	34	16,500,721.09	2.47
MA	8	7,205,254.90	1.08
MD	16	8,018,166.45	1.20
MI	5	2,358,239.54	0.35
MN	2	632,708.21	0.09
MO	8	3,256,147.50	0.49
NC	6	3,933,539.42	0.59
NH	1	262,738.84	0.04
NJ	8	3,290,922.13	0.49
NM	2	538,697.18	0.08
NV	15	8,479,989.40	1.27
NY	5	2,558,045.53	0.38
OH	10	3,397,791.43	0.51
OR	6	2,906,891.55	0.43
PA	4	1,391,644.48	0.21
RI	3	1,392,329.13	0.21
SC	1	157,561.30	0.02
TX	5	2,117,320.21	0.32
UT	4	1,338,190.95	0.20
VA	35	19,712,826.88	2.94
WA	13	5,901,431.17	0.88
WI	2	642,380.73	0.10
Total	1,210	$669,370,734.61	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	364	$191,035,633.62	28.54%
15.00 or less	10	6,302,702.47	0.94
15.01—20.00	14	6,097,733.21	0.91
20.01—25.00	33	17,210,666.55	2.57
25.01—30.00	69	39,566,918.47	5.91
30.01—35.00	143	81,163,386.88	12.13
35.01—40.00	272	158,308,516.93	23.65
40.01—45.00	207	115,094,736.36	17.19
45.01—50.00	68	38,975,720.21	5.82
50.01—55.00	30	15,614,719.91	2.33
Total	1,210	$669,370,734.61	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.35%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	692	$390,449,832.61	58.33%
60.01—65.00	3	4,008,636.27	0.60
65.01—70.00	3	3,151,908.24	0.47
70.01—75.00	4	2,732,003.25	0.41
75.01—80.00	13	9,214,032.03	1.38
80.01—85.00	49	30,789,369.38	4.60
85.01—90.00	429	219,448,531.50	32.78
90.01—95.00	11	7,089,212.82	1.06
95.01—100.00	6	2,487,208.51	0.37
Total	1,210	$669,370,734.61	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 88.00%.